UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2025

AST SpaceMobile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39040	84-2027232
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Midland International Air & Space Port 2901 Enterprise Lane Midland, Texas	79706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 276-3966

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Trinity Equipment Financing

On June 27, 2025, AST & Science, LLC (“AST LLC”), AST & Science Texas LLC (“AST Texas”) and AST SpaceMobile Manufacturing, LLC (“AST Manufacturing,” and together with AST LLC and AST Texas, the “AST Companies”), each a directly or indirectly wholly owned subsidiary of AST SpaceMobile, Inc., entered into a Master Equipment Financing Agreement (the “MEFA”) with Trinity Capital, Inc., as agent (the “Agent”) and lender, and the other lenders party (the “Lenders”) thereto, providing for a conditional commitment to provide financing in the total amount of up to $100.0 million. On June 27, 2025, the AST Companies, the Agent and the Lenders executed Equipment Financing Schedule No. 1 to the MEFA (“Schedule No. 1,”) in the amount of $21.5 million, and on June 30, 2025, the AST Companies, the Agent and the Lenders executed Equipment Financing Schedule No. 2 to the MEFA in the amount of $3.5 million (“Schedule No. 2,” and together with Schedule No. 1 and the MEFA, the “Agreements”).

Of the $100.0 million conditional commitment, the net proceeds of the initial draw of $21.5 million under Schedule No. 1 was funded upon closing, the net proceeds of the second draw of $3.5 million under Schedule No. 2 was funded on June 30, 2025, and the remaining amount of up to $75.0 million may be funded in one or more draws on or before June 30, 2027 (the “Termination Date”), subject to the satisfaction of various conditions, including the Agent’s satisfactory contingency funding assessment and due diligence investigation, and the execution and delivery of additional schedules under the MEFA.

For the five-year term of the initial draw of $21.5 million under Schedule No. 1, the AST Companies must make monthly payments of $478,719 (which is the monthly payment factor of 0.022266 multiplied by $21.5 million (the “Draw 1 Total Cost”)) and must make an end of term payment in the amount of 9% of the Draw 1 Total Cost. For the five-year term of the second draw of $3.5 million under Schedule No. 2, the AST Companies must make monthly payments of $77,931 (which is the monthly payment factor of 0.022266 multiplied by $3.5 million (the “Draw 2 Total Cost”)) and must make an end of term payment in the amount of 9% of the Draw 2 Total Cost. Additionally, if the aggregate amount of draws funded through the Termination Date is less than $50.0 million, then the AST Companies must pay the Agent for the benefit of the Lenders a non-utilization fee equal to 2.50% of the difference between $50.0 million and the aggregate amount of draws funded through the Termination Date, subject to the terms and conditions in the Agreements.

If the parties execute additional schedules under the MEFA, the monthly payment factor and monthly payment amount will be determined based on the prime rate at such time and will be fixed for the term of the schedule, but in no event will the monthly payment factor be lower than that in Schedule No. 1. If the amounts under Schedule No. 1 or Schedule No. 2 are voluntarily prepaid, the AST Companies s must pay a prepayment fee equal to 5% of the Draw 1 Total Cost or Draw 2 Total Cost, as applicable, if prepaid on or prior to the first anniversary of the closing date, 4% of the Draw 1 Total Cost or Draw 2 Total Cost, as applicable, if prepaid after the first anniversary and on or prior to the second anniversary of the closing date, and 3% of the Draw 1 Total Cost or Draw 2 Total Cost, as applicable, if prepaid thereafter.

The AST Companies’ obligations under the Agreements (and any schedules executed from time to time) are secured by certain of the AST Companies’ tangible assets. The MEFA contains customary affirmative and negative covenants. The MEFA also contains certain customary events of default that, if they occur, will be deemed to occur under all schedules (including Schedule No. 1 and Schedule No. 2). If an event of default occurs under the Agreements, the Agent and Lenders will have the rights and remedies under the Agreements, including the right to terminate the conditional commitment, to accelerate the amounts due under the Agreements, and to foreclose on the collateral. Late charges and a default rate may apply if amounts are paid late or there is another default under the Agreements. The MEFA also requires that all or a portion of the amounts under a schedule be paid if there is a total loss with respect to the collateral.

The Company intends to use the net proceeds from the financing under Schedule No. 1 and Schedule No. 2 for working capital and general corporate purposes.

The foregoing summary of the MEFA is qualified in its entirety by reference to the MEFA, which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 3, 2025, AST SpaceMobile, Inc. issued a press release relating to the Trinity Equipment Financing. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

AST SpaceMobile Repurchases $225 Million Principal Amount of its Convertible Notes, Removing Approximately 8.3 Million Underlying Shares of Common Stock and Approximately $63.8 Million of Remaining Interest

On July 3, 2025, AST SpaceMobile, Inc. (the “Company”) completed the repurchase of $225.0 million principal amount of its outstanding 4.25% convertible senior notes due 2032 (the “2032 Convertible Notes”) in separate, privately negotiated repurchase transactions with a limited number of holders of the 2032 Convertible Notes (the “Holders”) for an aggregate repurchase price of approximately $502.9 million, which included accrued and unpaid interest on the repurchased 2032 Convertible Notes.

The repurchase was funded with the net proceeds from the Company’s previously announced registered direct offering of 9,450,268 shares of its Class A common stock (“Common Stock”) at a price of $53.22 per share (the “Equity Offering”). In connection with the Equity Offering, the Company entered into separate, privately negotiated share purchase agreements with the Holders.

As part of the repurchase, the Company did not terminate or amend the previously purchased capped call which will remain outstanding upon the completion of the repurchase and Equity Offering. The capped call is expected to reduce dilution and/or offset cash payments upon a conversion of 2032 Convertible Notes.

The Equity Offering was made pursuant to a prospectus supplement, dated June 25, 2025, and filed with the Securities and Exchange Commission (the “SEC”) on June 25, 2025, and the base prospectus, dated September 5, 2024 filed as part of the Company’s automatic shelf registration statement (File No. 333-281939) that became effective under the Securities Act when filed with the SEC on September 5, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Master Equipment Financing Agreement, dated as of June 27, 2025, among AST & Science, LLC, AST & Science Texas LLC, AST SpaceMobile Manufacturing, LLC, Trinity Capital, Inc., as administrative agent, collateral agent and lender, and the other lenders from time to time party thereto.
99.1	Press release titled “AST SpaceMobile Secures Additional $100.0 Million of Liquidity from Non-Dilutive Equipment Financing,” dated July 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AST SPACEMOBILE, INC.

Date: July 3, 2025	By:	/s/ Andrew M. Johnson
Andrew M. Johnson
Executive Vice President, Chief Financial Officer and Chief Legal Officer